UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-16075	86-0449546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, 30th Floor
New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

Purchase Agreement

On April 1, 2015, Sequential Brands Group Inc., a Delaware corporation (“Sequential” or the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with With You, Inc., a California corporation (“WYI”), Corny Dog, Inc., a California corporation (“Corny Dog” and, together with WYI, the “Sellers”), With You LLC, a Delaware limited liability company (“NewCo”), and Jessica Simpson, in her capacity as the sole stockholder of each of the Sellers. NewCo owns all assets related to (i) the worldwide business of creating, designing, developing, manufacturing, marketing, selling and licensing of all consumer related lifestyle products including but not limited to all categories within the Fashion, Home, Beauty, Personal Care, Baby, Crafts, Pets, Holiday, Seasonal, Bridal, Celebrations, Travel, Floral and Food industry segments, with certain exclusions, of the Jessica Simpson® brand, (ii) the exploitation of intellectual property and related rights associated with the celebrity and personality rights, subject to certain exceptions, of Jessica Simpson, and (iii) all lines of business reasonably related or ancillary thereto (including the establishment and operation of retail stores) (collectively, the “Business”).

Pursuant to the terms of the Purchase Agreement, at the closing, Sequential will purchase membership interests in NewCo for an aggregate purchase price consisting of (a) $117,500,000 in cash and (b) 97,087 shares of common stock, par value $0.001 per share, of Sequential. After giving effect to the transactions contemplated by the Purchase Agreement, Sequential will own 62.5% of the outstanding membership interests in NewCo and WYI will own 37.5% of the outstanding membership interests in NewCo.

In connection with the Purchase Agreement, Sequential and WYI will enter into an operating agreement for NewCo pursuant to which Sequential and WYI will agree to certain rights and obligations with respect to the governance of NewCo.

Consummation of the transactions contemplated by the Purchase Agreement is subject to certain customary conditions, including, without limitation (A) the expiration or early termination of the waiting period applicable to the consummation of the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (B) the absence of any preliminary or permanent injunction or other judgment, order or degree issued by a court or governmental authority or other legal restraint or prohibition that enjoins, restrains, conditions or makes illegal the consummation of the transactions, (C) the receipt of certain consents, waivers and approvals of governmental entities, and (D) the entry into certain ancillary agreements, including the termination of certain existing license agreements related to the Business.

The Purchase Agreement includes customary representations, warranties, covenants and termination provisions for each of Sequential and the Sellers. Among other things, the Sellers have agreed to cause the Business to be conducted in the ordinary course of business consistent with past practice in all material respects until the transactions contemplated by the Purchase Agreement are consummated.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2015, the Company entered into (i) an Amendment and Restatement Agreement, dated as of April 1, 2015 (the “First Lien Amendment and Restatement Agreement”) with Bank of America, N.A., as administrative agent and collateral agent and acting on behalf, and with the authority, of each of the lenders under the Amended and Restated First Lien Credit Agreement, dated as of August 15, 2014 (the “Existing First Lien Credit Agreement”) and (ii) an Amendment and Restatement Agreement, dated as of April 1, 2015 (the “Second Lien Amendment and Restatement Agreement” and, together with the First Lien Amendment and Restatement Agreement, the “Amendment and Restatement Agreements”) with Wilmington Trust, National Association, as administrative agent and collateral agent and acting on behalf, and with the authority, of each of the lenders under the Second Lien Credit Agreement, dated as of August 15, 2014 (the “Existing Second Lien Credit Agreement” and, together with the Existing First Lien Credit Agreement, the “Existing Credit Agreements”). Pursuant to the Amendment and Restatement Agreements, each of the administrative agents under the Existing Credit Agreements consented to the amendment and restatement of the Existing Credit Agreements in the form attached thereto subject to the satisfaction of certain conditions to effectiveness set forth therein, including delivery by the Company of a borrowing notice and confirmation of the satisfaction of the conditions to the consummation of the Purchase Agreement.

Upon the satisfaction of such conditions (such date, the “Effective Date”), (i) a Second Amended and Restated First Lien Credit Agreement, among the Company, the guarantors party thereto and Bank of America, N.A., as administrative agent and collateral agent thereunder (as so amended and restated, the “First Lien Credit Agreement”) will become effective, which provides for a $85 million tranche A term loan facility, a $15 million tranche A-1 term loan facility, a revolving credit facility of up to $90 million and a swing line sub-facility of up to $10 million and (ii) an Amended and Restated Second Lien Credit Agreement, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent thereunder (as so amended and restated, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Loan Agreements”) will become effective, which provides for a term loan facility of up to $159.5 million, consisting of the existing loans in the amount of $90.0 and up to $69.5 million of new term loans. On the Effective Date, the Company will have an aggregate amount outstanding of (i) $100.0 million term loans and $40.679 million revolving loans under the First Lien Credit Agreement and (ii) $159.5 million term loans under the Second Lien Credit Agreement. The aggregate of all loans outstanding will be $300.2 million. In addition, the First Lien Credit Agreement provides for incremental borrowings of up to $60 million following the Effective Date, to be allocated 25% to the revolving credit facility and 75% to the tranche A term loan facility, and the Second Lien Credit Agreement provides for incremental borrowings of up to $40 million for the purpose of consummating permitted acquisitions, in each case subject to certain customary conditions.

The proceeds from the loans under the Loan Agreements will be used to finance the transactions contemplated by the Purchase Agreement pursuant to the terms of the Purchase Agreement, to repay the Company’s existing indebtedness, to pay fees and expenses in connection with the foregoing and for other lawful corporate purposes. After the Effective Date, the Company expects to use the proceeds of any borrowings of revolving loans under the First Lien Credit Agreement for working capital, capital expenditures, and other lawful corporate purposes of the Company and its subsidiaries, and any borrowings under any incremental facilities for working capital purposes and/or for permitted acquisitions.

Term loan borrowings under the First Lien Credit Agreement will be subject to amortization of principal quarterly in equal amounts of $4.0 million; provided, that, if the loans have not been prepaid with the proceeds of a capital raise by the Company within one year of the Effective Date and as described below, then the Company shall be required to repay the loans in quarterly amounts of $5.0 million until such time as such capital raise and such prepayment occur. The term loan borrowings under the First Lien Credit Agreement will mature on the fifth anniversary of the Effective Date. Borrowings under the First Lien Credit Agreement will bear interest at LIBOR or a base rate, plus, in each case, an applicable margin that fluctuates from (a) 3.50% to 3.75% for LIBOR loans, with respect to revolving loans and the outstanding tranche A term loan and from 1.50% to 1.75% for base rate loans, with respect to revolving loans and the outstanding tranche A term loan and (b) 4.50% to 4.75% for LIBOR loans, with respect to the outstanding tranche A-1 term loan and from 2.50% to 2.75% for base rate loans, with respect to the outstanding tranche A-1 term loan, in each case, based on the Company’s Loan to Value Ratio (as defined and further described in the First Lien Credit Agreement). All voluntary and mandatory prepayments of the term loans will be applied first to prepay the tranche A-1 term loans.

The Second Lien Credit Agreement is not subject to amortization and will mature on the sixth anniversary of the Effective Date. Borrowings under the Second Lien Credit Agreement will bear interest at LIBOR or a base rate, plus, in each case, an applicable margin that fluctuates from (a) 10.00% to 8.00% for LIBOR loans and (b) from 9.00% to 7.00% for base rate loans, based on the Company’s Consolidated Total Leverage Ratio and Consolidated Net Leverage Ratio (each, as defined in the Second Lien Credit Agreement) as at the end of the immediately preceding fiscal quarter. Specifically, the applicable margin with respect to LIBOR loans under the Second Lien Credit Agreement is as set forth below:

Consolidated Total Leverage Ratio	Consolidated Net Leverage Ratio	Applicable Margin
≥ 6.5 : 1.00	≥ 6.25 : 1.00	10.00%
> 4.00 : 1.00 < 6.50 : 1.00	> 3.75 : 1.00 < 6.25 : 1.00	9.00%
≤ 4.00 : 1.00	≤ 3.75 : 1.00	8.00%

Subject to the terms of the Intercreditor Agreement (as defined and further described below), loans under the First Lien Credit Agreement are voluntarily prepayable from time to time, in whole or in part, and loans under the Second Lien Credit Agreement are voluntarily prepayable after the first anniversary of the Effective Date, in whole or in part, provided that the Company may, on a one-time basis, prepay up to 25% of the outstanding principal of the loans during the one year period prior to the Effective Date. Such voluntary prepayments are subject in certain cases to the payment of customary “breakage” costs with respect to LIBOR-based borrowings and prepayment premiums as provided in the respective Loan Agreement. Mandatory prepayments of the loans under the Loan Agreements are required (x) in the case of any dispositions of intellectual property, the then applicable LTV Percentage (as defined in the First Lien Credit Agreement) of the orderly liquidation value thereof, (y) in the case of any other dispositions, 100% of the net proceeds thereof and (z) with respect to the First Lien Credit Agreement, upon receipt of the aggregate net proceeds of any capital raise with proceeds in excess of $50.0 million, such amount as will cause the Company’s Loan to Value Ratio to be at least 5% less than such Loan to Value Ratio immediately prior to giving effect to such prepayment, in each case subject to certain exceptions set forth in the Loan Agreements.

The Company’s obligations under the Loan Agreements will be guaranteed jointly and severally by each domestic subsidiary of the Company (each, a “Guarantor” and, together, the “Guarantors”), other than Immaterial Subsidiaries (as defined in the Loan Agreements) and certain other excluded subsidiaries and subject to certain other exceptions set forth in the Loan Agreements and the related loan documents (such guarantees provided by the Guarantors, the “Guarantees”). The Company’s and the Guarantors’ obligations under the Loan Agreements and the Guarantees will, in each case, be secured by first priority liens (subject, in the case of the Second Lien Credit Agreement, to the liens under the First Lien Credit Agreement) on, and security interests in, substantially all of the present and after-acquired assets of the Company and each Guarantor, subject to certain customary exceptions.

After the Effective Date, borrowings of loans under the revolving credit facility of the First Lien Credit Agreement and incremental borrowings under the Loan Agreements are subject to (x) there being no default or event of default, (y) the representations and warranties of the Company and the Guarantors contained in the First Lien Credit Agreement and any other related loan document being true and correct in all material respects as of the date of such borrowings (except (i) to the extent such representations and warranties refer specifically to an earlier date, in which case they shall be true and correct as of such date and (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects) and (z) certain other customary conditions.

The Loan Agreements include customary representations and warranties, including representations relating to the intellectual property owned by the Company and its subsidiaries and the status of the Company’s material license agreements. The Loan Agreements also include customary covenants and events of default, including, in the case of the First Lien Credit Agreement, requirements that the Company satisfy a minimum positive net income test and maintain a minimum Loan to Value Ratio (as calculated pursuant to the First Lien Credit Agreement), and, in the case of the Second Lien Credit Agreement, requirements that the Company satisfy a minimum positive net income test, maintain a total leverage ratio and maintain a minimum Loan to Value Ratio (as calculated pursuant to the Second Lien Credit Agreement). Covenants in the Loan Agreements also include certain limitations on the Company’s and its subsidiaries’ ability to incur indebtedness, grant liens on its assets, consummate acquisitions and make fundamental changes to the Company (including mergers and consolidations), dispose of its assets, make investments, loans, advances and enter into guarantees, pay dividends and make other restricted payments, prepay or amend certain indebtedness and material licenses, enter into affiliate transactions and issue equity interests, in each case, subject to certain exceptions as set forth in the Loan Agreements.

In connection with the First Lien Credit Agreement and the Second Lien Credit Agreement, Bank of America, N.A., as the administrative agent under the First Lien Credit Agreement, and Wilmington Trust, National Association, as the administrative agent under the Second Lien Credit Agreement, will enter into a First Amendment to Intercreditor Agreement, to be dated on or about the Effective Date (the “First Amendment to Intercreditor Agreement”), which will be acknowledged by the Company and the Guarantors and will amend an Intercreditor Agreement, dated as of August 15, 2014 (as amended by the First Amendment to Intercreditor Agreement, the “Intercreditor Agreement”). The Intercreditor Agreement establishes various inter-lender terms, including, but not limited to, priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in the case of a default, incurrence of additional indebtedness releases of collateral and limitations on the amendment of the respective Loan Agreements without consent of the other party.

The foregoing description of the Amendment and Restatement Agreements is qualified in its entirety by reference to the full text of each agreement, copies of which are attached hereto as Exhibits 10.1 and10.2 and are incorporated by reference herein. The Amendment and Restatement Agreements have been attached as exhibits to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries or affiliates.

Item 7.01           Regulation FD Disclosure.

On April 2, 2015, Sequential issued a press release announcing entry into the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Sequential under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of April 1, 2015, by and between Sequential Brands Group, Inc. and Bank of America, N.A. to the Amended and Restated First Lien Credit Agreement, dated as of August 15, 2014

10.2	Amendment and Restatement Agreement, dated as of April 1, 2015, by and between Sequential Brands Group, Inc. and Wilmington Trust, National Association to the Second Lien Credit Agreement, dated as of August 15, 2014

99.1	Press Release dated April 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
	Name:	Gary Klein
	Title:	Chief Financial Officer

Dated: April 7, 2015

Exhibit Index

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of April 1, 2015, by and between Sequential Brands Group, Inc. and Bank of America, N.A. to the Amended and Restated First Lien Credit Agreement, dated as of August 15, 2014

10.2	Amendment and Restatement Agreement, dated as of April 1, 2015, by and between Sequential Brands Group, Inc. and Wilmington Trust, National Association to the Second Lien Credit Agreement, dated as of August 15, 2014

99.1	Press Release dated April 2, 2015.